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Exhibit 10.1

COMFORT SYSTEMS USA, INC.
1997 LONG-TERM INCENTIVE PLAN
Amendment

        Pursuant to Section 8(e) of the Comfort Systems USA, Inc. 1997 Long-Term Incentive Plan (the "Plan") and pursuant to a vote of the Board of Directors of Comfort Systems USA, Inc., the Plan has been amended as follows, effective as of March 31, 2004:

  1.
  Section 8(l) of the Plan is amended in its entirety to read as follows:

        "(l) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of the date of its adoption by the Board (the "Adoption Date"), subject to stockholder approval prior to the commencement of the Initial Public Offering, and shall continue in effect until the date ten years from the Adoption Date (the "Termination Date"). No Award may be granted under the Plan after the Termination Date, but Awards previously granted may extend beyond the Termination Date."

        IN WITNESS WHEREOF, Comfort Systems USA, Inc. has caused this instrument to be executed by its duly authorized officer this 31st day of March, 2004.

COMFORT SYSTEMS USA, INC.
By:	/s/ WILLIAM GEORGE William George Senior Vice President and Secretary

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  Exhibit 10.1